EXHIBIT 4(b)


                                 FIRST AMENDMENT
                           TO THE PRETAX SAVINGS PLAN
                          FOR THE SALARIED EMPLOYEES OF
                                   ROHR, INC.



                  The Pretax Savings Plan for the Salaried Employees of Rohr, Inc., is hereby amended as follows, pursuant to the provisions of Section 14.1 of such Plan. This First Amendment deals with provisions applicable solely to certain employees of Rohr who previously were assigned to positions with responsibilities principally related to the operation of the Rohr Federal Credit Union (now called the "Pacific Trust Federal Credit Union").

                  1.  A new Section 7.4 is added to read as follows:

                      "7.4 Special Rule for Credit Union Employees. Notwithstanding any provision of this Plan to the contrary, any Participant who was assigned to a position with responsibilities related principally to the operation of the Rohr Federal Credit Union and whose employment was terminated by Rohr, Inc., at the end of September 1995 as a result of the restructuring of those operations on or about October 1, 1995, shall be fully vested in his or her interests under the Plan as of the date of such termination."

                  2. This Amendment shall be effective October 1, 1995, with respect to Participants who were assigned to positions with responsibilities related primarily to the operations of the Rohr Federal Credit Union immediately prior to such date.

                  3. This Amendment shall be subject to the condition that no provision in this Amendment shall adversely affect the qualification of the Plan under Internal Revenue Code Section 401(a). In the event this Amendment would otherwise adversely affect such qualification, this Amendment shall only be effective with such modifications to avoid such adverse effect as may be approved in accordance with Article 14 of the Plan.

                  IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized
officers to execute this Amendment on the     day of                 , 1996.



                                            ROHR, INC.




                                            By:
                                                ---------------------------
                                                 R. W. Madsen
                                                 Vice President, General Counsel
                                                 And Secretary

                                SECOND AMENDMENT
                                     TO THE
                               PRETAX SAVINGS PLAN
                          FOR THE SALARIED EMPLOYEES OF
                                   ROHR, INC.

                  The Pretax Savings Plan for the Salaried Employees of Rohr, Inc., is hereby amended as follows, pursuant to the provisions of Section 14.1 of such Plan. This Second Amendment deals with terms requested by the Internal Revenue Service in its review of the Company's determination letter request related to the Tax Reform Act of 1986 and subsequent legislation.

       1. Section 7.1 is amended by deleting the last sentence of such Section, so that such Section shall read as follows:

      "7.1 Vesting Service. An Employee who becomes a Participant shall be credited with Vesting Service for his service (both before and after he becomes a Participant) with the Company or an Affiliate in accordance with any rules and procedures of uniform application adopted by the Committee to implement the provisions of this Section. Vesting Service shall be determined in completed
years only.   A Participant shall be credited with the full years of Vesting
Service he had under the provisions of the Plan in effect until January 1, 1995. In addition, for employment after December 31, 1994, a Participant shall be credited with one full year of Vesting Service for any Plan Year during which he has at least one thousand (1,000) Hours of Service."

      2.      Section 7.3 is hereby amended to read as follows:

      "7.3     Forfeiture of Contingent Interests

      (a)    Except  as  set  forth  in  subsection  (a) of Section 9.2, upon a
Participant's  Termination of  Employment, all  of  the   Participant's Accounts
shall continue to be held in, and to be subject to the terms of, the Plan. Except as provided in subsection (b) and (c) of this Section 7.3, the subsequent vested percentage for such Accounts shall be determined based on the Participant's Vesting Service earned both before and, in the event of rehire, after such Termination of Employment.

       (b)   The  nonvested   portion  of  a  Participant's  Accounts shall be
forfeited   when   the Participant   has  had  five  (5)  consecutive Breaks in
Service,  and the Participant  shall thereafter  be fully  vested in the portion
of such Accounts which are not forfeited,  unless the   Participant  is  rehired
before  such forfeitures occur.

       (c) In the event that a Participant receives a distribution of the vested portion of his Company Matching Account upon or after Termination of Employment on or after June 1, 1990, pursuant to Section 9.2(a) or Section 9.5, the non-vested portion, if any, of such Account shall be forfeited at the time of such distribution. If a Participant receives a distribution which results in such a forfeiture and is subsequently rehired, such person shall be entitled (pursuant to such rules and procedures as the Committee may prescribe) to repay to the Plan the full dollar amount which was distributed to him from his Company Matching Accounts. Such repaid amount, along with the dollar amount which was forfeited, shall be restored to such person's Company Matching Account, provided that such repayment may not be made after the earlier of the date when such Accounts would forfeit under subsection (b) or five (5) years after the date of such rehire. Such dollar amounts be invested pursuant to the Participant's election as provided in Section 10.2.

      (d)   If a  Participant is rehired  after  a Termination  of   Employment,
all of his Vesting Service, whether earned before or after such Termination of Employment, shall subsequently be recognized for purposes of determining his
vested  interest  in  his Accounts  (except  for  Accounts   forfeited under
subsection (b) or (c) of this Section 7.3)."

      3. Section 17.2 is hereby amended to read as follows:

      "17.2   Minimum Vesting Requirements.   A Participant's vested interest in
the Plan shall be determined in accordance with the following schedule if such schedule is more favorable than the schedule set forth in Section 7.2:

        Year of Vesting
          Service                                   Vested Interest
        ---------------                             ---------------
        Less than two                                     0%
        Two but less than three                          20%
        Three but less than four                         40%
        Four but less than five                          60%
        Five or more                                    100%

      4. Section 17.3 is hereby amended by adding subsections (c), (d) and (e) to such Section to read as follows:

      "(c)   For purposes of this  Section  17.3,  Pretax  Savings Contributions shall be considered when made on behalf of Key Employees, but not when made on behalf of non-Key Employees.

       (d) The minimum contribution under this Section 17.3 shall be made for each non-Key Employee who has not separated from service before the end of the Plan Year, whether or not such Participant has completed one thousand (1,000) Hours of Service in such Plan Year.

       (e) If the terms of this Section 17.3 are applicable to a Plan Year and the Plan is part of an Aggregation Group that includes one or more other plans, then:

       (i) If such Aggregation Group includes one or more defined benefit plans, the minimum Company contribution for each non-Key Employee under this
Section  17.3 shall be  increased to the extent  necessary  so that the  total
benefit provided to such  Participant  under all plans in  the   Aggregation
Group is at least equivalent to the minimum defined benefit required to be provided under Code Section 416(f), based on a comparability analysis that
satisfies  the   requirements   of  the Regulations under Code Section 416; and

        (ii) If such Aggregation Group includes one or more other defined contribution plans, additional Company contributions under this Section 17.3 shall be made only to the extent required after considering and applying all of the provisions of such the defined contribution plans."

         IN WITNESS WHEREOF, Rohr, Inc. has caused its duly authorized officers
to execute this Amendment on the       day of                1996.


                                        ROHR, INC.


                                        By:
                                            -------------------------------
                                            R. W. Madsen
                                            Vice President and General Counsel

                                 THIRD AMENDMENT
                                     to the
                               PRETAX SAVINGS PLAN
                          FOR THE SALARIED EMPLOYEES OF
                                   ROHR, INC.
                           (Amended and Restated 1994)


         The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Amended and Restated 1994) is hereby amended as follows, pursuant to the provisions of Section 14.1 of such Plan. This Third Amendment clarifies certain existing Plan language and modifies the terms regarding the effective date of investment elections related to the Rohr Fund.


         1. Section 2.17, relating to the definition of "Eligible Employee", is hereby amended so that subsection (a) of such Section shall read as follows:

                           "(a)     Is shown on the  Company's  payroll  records
as a salaried Employee of the Company (or any other Employee of the Company specifically covered by the Plan pursuant to a resolution adopted by the Board of Directors);"

         2. Section 2.31 relating to the definition of "Plan Compensation", is hereby amended by redesignating prior paragraph (e) to be paragraph (f) and by adding the following new paragraph (e):

                           "(e)     any cash or benefit  which is or may be
received by an Employee in respect of, or in consideration of, the Employee's Nonelective Benefit Credits as defined in the Rohr, Inc. Cafeteria Plan;"


         3. Section 10.2 is hereby amended so that subsection (d), relating to investments on the Rohr Fund, shall read as follows, effective April 1, 1997:

                           "(d)     Any  election  pursuant  to this  Section
10.2 shall take effect as soon as reasonably practical after the Participant has complied with all requirements for such election."


         4. The Amendments set forth in paragraphs 1 and 2 above clarify existing terms of the Plan.


         5. Except as expressly set forth in this Third Amendment, the provisions of the Plan, as previously in effect, shall continue in full force and effect.

         In Witness Whereof, Rohr, Inc., has caused its duly authorized officers
to execute this Third Amendment this      day of                   , 1997.

                                           ROHR, INC.



                                           By:
                                               -----------------------------
                                               Richard W. Madsen
                                               Vice President and
                                               General Counsel

                                FOURTH AMENDMENT
                                     TO THE
                               PRETAX SAVINGS PLAN
                          FOR THE SALARIED EMPLOYEES OF
                                   ROHR, INC.
                           (Amended and Restated 1994)



         The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Amended and Restated 1994) is hereby amended as follows, pursuant to the provisions of Section 14.1 of such Plan. The principal purposes of this Fourth Amendment are to implement the provisions of tax and pension legislation enacted in 1996 (including the Small Business Job Protection Act), to change the Plan Year, and to implement some provisions of the Taxpayer Relief Act of 1997.

         1. Section 2.14 is hereby amended by deleting subsection (d) of such Section, effective for Plan Years beginning after December 31, 1996.

         2. Section 2.21 is hereby amended to read as follows, effective for Plan Years beginning after December 31, 1996:

                  "2.21 "Highly Compensated Employee" means a Highly Compensated Employee within the meaning of Code Section 414(q) and Regulations thereunder, and shall include any Highly Compensated Active Employee and any Highly Compensated Former Employee.

                  (a) A "Highly Compensated Active Employee" means, for any Plan Year, any Employee who performs services as an Employee during the Determination Year and who:

                  (i) Was a "Five Percent Owner" as defined in Code Section 416(i)(1)(B)(i) at any time during the Plan Year;

                  (ii) For the Preceding Year, received Compensation in excess of $80,000 (or such greater amount as shall be determined by the Secretary of the Treasury to apply under Code Section 414(q)(1)), provided that, unless the Company otherwise elects pursuant to Code Section 414(q)(1)(B), this paragraph (ii) shall only apply if the Employee was in the "Top Paid Group". The "Top Paid Group" means the top twenty percent (20%) of the Employees of the Company when ranked on the basis of Compensation paid for such Preceding Year. For purposes of this Section 2.21, the total number of Employees employed by the Company shall be determined by excluding any Employees described in Code
Section 414(q)(8) and, except to the extent otherwise provided by the Committee on a consistent and uniform basis, by excluding any Employees described in Code
Section 414(q)(5).


                   (b) "Highly Compensated Former Employee" means a Former Employee who separated from service prior to the Determination Year and was a Highly Compensated Employee in the year of separation from service or in any year after attaining age fifty five 55). Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or the year preceding the separation year) or any year after the Employee attains age fifty five (55) (or the last year ending before the Employee's 55th birthday), the Employee either received Compensation in excess of $50,000 or was a "Five Percent Owner."

                   (c) Unless otherwise required by applicable Treasury Regulation for any Plan Year, "Determination Year" shall mean the twelve month
period ending on the last  day  of  such   Plan  Year  and  the  term "Preceding
Year" with respect to any "Plan Year" shall refer to the twelve month period ending with the last day before the commencement of such Plan Year.

                   (d) The Committee, in its discretion, may make any election available to the Plan or the Company under Code Section 414(q)."

         3. Section 2.25 is hereby amended so that the first sentence of such Section shall read as follows, effective for Plan Years beginning after December 31, 1996:

                           ""Leased  Employee"  means any person  (other than an
employee of the recipient) who pursuant to an agreement between the recipient and any other person (a "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, if such services are performed under primary direction or control by the recipient."

         4. Section 2.32 is hereby amended as follows, effective December 31, 1997:

             "2.32    "Plan Year" means each of the following periods:

                     (a) Each twelve (12) consecutive month period which ends on July 31 and prior to August 1, 1997;

                     (b)  The five month period ending December 31, 1997; and


                     (c)  Any calendar year commencing after December 31, 1997."

         5. Section 3.5 is hereby amended to delete the second paragraph of such Section, effective August 1, 997.

         6. Section 4.1 is hereby amended so that subsection (a) of such Section shall read as follows, effective for payroll periods ending on or after January 1, 1995:

                  "(a) Each Participant who has in effect an election under which he receives a Pretax Savings Contribution for any period of time referred to in subsection (b) shall receive an allocation of a Company Matching Contribution for such period, but only in the manner and subject to the conditions set forth in subsections (b) through (i) below."

         7. Section 4.1 is hereby amended so that subsection (d) of such Section shall read as follows, effective upon execution of this Fourth Amendment by the
Company:

                  "(d) Notwithstanding the other provisions of this Section 4.1, no Company Matching Contribution shall be made for any period in which the Participant is prohibited from participating under the provisions of Sections 3.5, 3.8, 6.2 and 6.5. The Company Matching Contribution for any Participant shall be determined with reference to the Pretax Savings Contribution elected by the Participant, provided that for each Participant the aggregate amount of Pretax Savings Contribution that shall be recognized for purposes of computing the percentage Company Matching Contribution for any calendar year shall not exceed the Participant's actual aggregate Pretax Savings Contribution for such calendar year (and further provided that such contribution shall be made whether or not the Participant is precluded from making such a contribution due to any provision of Section 6.1)."

         8. Section 6.2 is hereby amended so that subsection (a) of such Section shall read as follows, effective for Plan Years beginning after December 31, 1996:

                  "(a)   Maximum Average Deferral  Percentage.  The "Average
Deferral Percentage" for the group of Eligible Employees who are Highly Compensated Employees for any Plan Year (including any short Plan Year) shall not exceed the greater of :

                         (i)     One  and one-quarter  (1.25) times the Average
Deferral  Percentage for all other Eligible Employees; or

                         (ii) The lesser of (I) the Average  Deferral Percentage
for all other Eligible Employees plus two (2) percentage points, or (II) the Average Deferral Percentage for all other Eligible Employees multiplied by two
(2).

                         Paragraphs (i) and (ii) shall be deemed to refer to the
percentages computed for the preceding Plan Year (including any short Plan
Year), for Eligible Employees who were not Highly Compensated Employees for such preceding Plan Year, unless otherwise elected by the Committee in accordance with regulations or rulings issued by the Internal Revenue Service."

         9. Section 6.3 is hereby amended so that subsection (a) of such Section shall read as follows, effective for Plan Years beginning after December 31, 1996:

         "(a)   Maximum  Contributions.  The  Average  Contribution  Percentage
for the group of Eligible Employees who are Highly Compensated Employees for any Plan Year (including any short Plan Year) shall not exceed the greater of:

               (i) One and one-quarter (1.25) times the Average Contribution Percentage for all other Eligible Employees; or

               (ii)   The   lesser   of  (I)  the   Average  Contribution
Percentage   for  all  other  Eligible Employees plus two (2) percentage points,
or (II) the Average   Contribution   Percentage   for  all  other Eligible
Employees multiplied by two (2).

                Paragraphs  (i) and (ii)  shall be deemed to refer to  the
percentages   computed  for  the  preceding   Plan  Year (including  any short
Plan Year), for Eligible Employees who were not Highly Compensated Employees for such preceding Plan Year, unless otherwise elected by the Committee in accordance with Regulations or rulings issued by the Internal Revenue Service."

         10.  Section 6.4 is hereby  amended so that paragraph (i) of subsection
(a) shall read as follows, effective for Plan Years beginning after December 31, 1996:

             "(i) The amount which was contributed by or on behalf of the one or more Highly Compensated Employees with the highest contribution shall be reduced to the extent necessary to satisfy the requirements of such subsection, or (if less) to cause such ratio to equal that of Highly Compensated Employees with the next highest contribution;"

         11. Section 6.5 is hereby amended so that subsection (d) of such Section shall read as follows, effective for Plan Years beginning after December 31, 1997:

          "(d) "Section 415 Compensation". The term "Section 415 Compensation" shall mean "Compensation" as defined in Section 2.13."

         12. Section 6.6 is hereby deleted, effective for Plan Years beginning after December 31, 1999.

         13. Section 7.1 is hereby amended effective August 1, 1997, by adding the following sentence at the end of such Section:

             "A Participant shall be given a full year of Vesting Service for the Plan Year commencing August 1, 1997 and ending December 31, 1997, if he or she completes one thousand (1,000) or more Hours of Service in the twelve (12) month period ending December 31, 1997."

         14. Section 9.5 and subsection (d) of Section 9.2 are hereby amended, effective for Plan Years beginning on or after January 1, 1998. by replacing the dollar amount "$3,500" with the dollar amount "$5,000."

         15. Section 9.7 is hereby amended so that subsection (a) of such Section shall read as follows, effective for Plan Years beginning after December 31, 1996:

            "(a) Notwithstanding anything in this Plan to the contrary, a Participant's entire interest in the Plan (valued as provided in Section 11.4), shall be distributed to the Participant (or if elected by the Participant shall commence to be distributed in installments as provided in Section 9.2) no later
than the required commencement date.   The required commencement date shall be
April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one half (70 1/2), provided that the required commencement date shall not be earlier than April 1 of the calendar year following the calendar year in which the Participant retires unless:

            (i) The Participant is a Five Percent Owner as described in Section 17.6(b)(iii); or

            (ii) The Participant attains age seventy and one half (70 1/2) on or before December 31, 1998, and so elects, in such manner as shall be determined by the Committee."

         16. Section 16.17 is hereby added to read as follows:

             "16.17   Provisions Regarding Qualified Military Service.

             (a)   In  addition to the rights  otherwise  described in Section
3.3 and 5.1, a Participant who is reemployed as an Eligible Employee following Qualified Military Service may elect to cause a portion of his or her Plan Compensation to be contributed to the Plan on his or her behalf as a Pretax Savings Contribution (and may elect to make additional Contributions) under the Plan (in the amount determined under subsection (b) or such lesser amount as may be elected by the Participant). Such contributions may be made during the period which begins on the date of the reemployment of such Participant as an Eligible Employee and has the same length as the lesser of: (i) five years or (ii) three times the period of Qualified Military Service which resulted in such rights. Such election shall be made in accordance with such rules as may be specified by the Committee.

             (b) The amount which may be contributed by the Participant pursuant to subsection (a) shall be the maximum amount of the Pretax Savings Contributions (and Participant Contributions) that the Participant would have been permitted to make under the Plan (in accordance with the limitations applying under the Plan) during the period of Qualified Military Service if the Participant had continued to be employed as an Eligible Employee during such period and had received Compensation as determined under subsection (f),
but reduced   for  any   Pretax   Savings   Contribution   or   Participant
contributions  actually  made  during  the  period  of  such  Qualified Military
Service.

             (c) A Company Matching Contribution shall be made with respect to any Pretax Savings Contributions made pursuant to subsection (a) in the amount which would have been required had such Pretax Savings Contribution actually been made during the period of such Qualified Military Service.

             (d) Any contribution made on behalf of any Participant under this Section 16.17 shall be credited to the Participant's Accounts as of the date such contribution is actually made to the Plan. Nothing in this Section
16.17 shall entitle any Participant described in this Section to receive any allocation of forfeitures or earnings for the period of Qualified Military Service regarding the contributions described in this Section 16.17.

              (e) Any contribution which is made to this Plan and which is required by the terms of Section 16.17:

                   (i) Shall not be subject to any otherwise applicable limitations contained in Article VI of the Plan and shall not be taken into account in applying such limitations or similar limitations to any other contributions or benefits under the Plan or any other plan maintained by the Company or any Affiliated Company; and

                   (ii) Shall be subject to the limitations referred to in paragraph (i) with respect to the year or years to which the contribution relates (in accordance with such rules as may be published under Code Section 414(u)(1)(B)).

               (f)  Solely for purposes of Section 6.5, a  Participant  who is
in Qualified Military   Service   shall  be  treated  as  receiving Compensation
during the period of Qualified  Military Service equal to either:

                    (i) The Compensation the Participant would have received during such period if the Participant were not in Qualified Military Service, determined based on the rate of Compensation the Participant would have received but for the absence during the period of Qualified Military Service; or

                    (ii) If the Compensation the Participant would have received during such period was not reasonably certain, the Participant's
average  Compensation  during the twelve-month   period  immediately   preceding
the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

               (g)   If  a  Participant  is  reemployed   following  Qualified
Military Service, such Participant shall be treated as not having incurred a Break in Service under this Plan for the purpose of determining the nonforfeitability of the Participant's accounts under the Plan and for the purpose of determining the accrual of benefits under the Plan.

               (h)   Upon  any  reemployment   following   Qualified  Military
Service, each period of military service served by the Participant who is reemployed shall be deemed to constitute service as an Eligible Employee for the purpose of determining the nonforfeitability of the Participant's accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

               (i) Notwithstanding any provision of Section 8.4 that may be to the contrary, the Committee in its discretion may suspend repayments of any loans made pursuant to Section 8.4 during periods of Qualified Military Service, under such uniform rules as may be adopted by the Committee.

               (j) For purposes of Section 16.17, the term "Qualified Military Service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service, provided that the individual is reemployed pursuant to such right."

         17. The provisions of this Fourth Amendment shall be subject to and shall be deemed to include such modifications, if any, as may be required to obtain a determination from the Internal Revenue Service that the Plan, as amended, retains its qualified status under Internal Revenue Code Section 401 (upon a timely request for such a determination).

         18. Except as set forth in this Fourth Amendment, the provision of the Plan, as previously in effect, shall continue in full force and effect.

         In Witness Whereof, Rohr, Inc., has caused its duly authorized officers
to execute this Fourth Amendment this        day of                 , 1997.


                                           ROHR, INC.



                                           By:
                                               --------------------------------
                                               Richard W. Madsen
                                               Vice President and
                                               General Counsel

                                 FIFTH AMENDMENT
                                     TO THE
                               PRETAX SAVINGS PLAN
                          FOR THE SALARIED EMPLOYEES OF
                                   ROHR, INC.
                           (Amended and Restated 1994)



         The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Amended and Restated 1994) is hereby amended as follows, pursuant to the provisions of Section 14.1 of such Plan. The purpose of this Fifth Amendment is reflect the effect of the anticipated acquisition of the Company by The B.F.Goodrich Company.

         1. Section 1.2 is hereby amended to replace the words "Rohr, Inc. stock fund" with words "Employer Stock Fund."

         2.  Section 2.18A is hereby added to read as follows:

                  "2.18A "Employer Common Stock" means common stock of Rohr, Inc., or any successor to Rohr, Inc., provided that if the stock of Rohr, Inc., is not publicly traded and more than fifty percent (50%) of the common stock of Rohr, Inc., is owned by a parent corporation whose stock is publicly traded, "Rohr Common Stock" shall refer to the common stock of that parent corporation."

         3. Section 2.18B is hereby added to read as follows:

                  "2.18B   "Employer   Stock  Fund"  means  an  Investment  Fund
(formerly called the "Rohr Fund") which shall be invested solely in Employer Common Stock and in short term liquid investments necessary to satisfy such fund's potential cash needs for transfers and payments."

         4. Sections 2.34 and 2.35 are hereby deleted.

         5. Section 4.1, subsection (g), is hereby amended to read as follows:

            "(g) All Company Matching Contributions made with reference to Pretax Savings Contributions allocable to Plan Compensation payable on or after March 1, 1992, but before January 1, 1995, shall be applied to the Employer Stock Fund in one, or a combination, of the following manners:

                 (i) Such Company Matching Contributions (which may include application of forfeitures of interests in the Employer Stock Fund) shall be made in the form of Employer Common Stock unless the Board of Directors determines that such contributions shall be made in the form set forth in paragraph (ii) below. For purposes of this Section 4.1, the amount of any such
contribution   shall  be   determined   with reference  to the  value  of  such
Employer Common Stock determined in the manner set forth in Section 11.6(a) as of the actual day of such contribution (irrespective of whether such stock has been registered under securities laws).

                 (ii) The remaining part or all of such Company Matching Contribution (which may include application of forfeitures of interest other than interests in the Employer Stock Fund) shall be made in the form of cash. Such cash shall be applied solely to purchase Employer Common Stock."

         6. Section 8.1, subsection (b), paragraph (iii), is hereby amended to read as follows:

           "(iii) Except as may otherwise be determined by the Committee, withdrawals pursuant to this Section 8.1 (or pursuant to Section 8.2 or 8.3) from any of the Accounts listed in subsection (a) above shall be taken pro rata from the Investment Funds in which the Participant's Accounts are invested and shall be payable in cash, provided that the Participant may elect that any such withdrawal from the Employer Stock Fund shall be distributable in whole shares of Employer Common Stock. No distribution under any of such Sections shall be made from the Employer Stock Fund if the Committee, in its discretion, determines that the distribution of such stock would or might require registration or qualification of such stock under federal or state securities laws."

         7. Section 9.1 is hereby amended to read as follows:

            "9.1 Form of Benefit Payments. The benefits payable under any Section of this Article 9 (whether payable in a simple lump sum or in installments) shall be paid in cash, except that the Participant may elect that the portion of an account which is invested in the Employer Stock Fund shall be distributed in the form of certificates for whole shares of Employer Common Stock (with cash in lieu of any fractional shares)."

         8. The first sentence of Section 9.2, subsection (d), is hereby amended to read as follows:

            "Distributions from this Plan shall be made in a single lump sum, provided that (except as otherwise limited by this Plan) any person who is entitled to receive more than $5,000 (including any portion of such Accounts that may be distributable in the form of Employer Common Stock) may elect to receive such distribution in substantially equal annual installments (subject to the provision for revaluations set forth in subsection (e) below).

       " 9.   Section 9.5 is hereby amended to read as follows:

            "9.5 Distribution of Small Accounts. A Participant who has had a Termination of Employment for any reason other than death, the Beneficiary of any deceased Participant, or the Alternate Payee under any Qualified Domestic Relations Order described in Section 16.14(b) whose interest in vested Accounts has a value which is not in excess of $5,000 (including any portion of such
Accounts   that  may  be distributable  in the form of Employer  Common  Stock)
shall receive a distribution from the Plan in an amount equal to the value of such Vested Accounts. Such distribution shall be made at such time as shall be determined by the Committee or, if earlier, as soon as reasonably practical after written request by the payee."

         10. Section 9.9, subsection (f), is hereby amended to read as follows:

            "(f)     Nothing  in this  Section  9.9 shall  alter any other
provisions of this Plan  regarding the normal form of benefits,   nor  the
procedures necessary for a  distributee  to   elect   any   optional   form   of
distribution. The terms of this Plan regarding the property to be distributed (such as cash or Employer Common Stock) shall not be modified by this Section
9.9 (except to the extent, if any, specifically set forth herein) nor by any conditions or restrictions that might be imposed by the direct transferee referred to in subsection (a) above."

         11. Section 10.1, subsection (c), is hereby amended to read as follows:

             "(c)     A fund which  shall be  invested  solely in  Employer
Common Stock, except that any dividends and other cash which shall be received by such fund shall be invested in investments of the type described in paragraph (a) above until such time as amounts can reasonably be invested in Employer Common Stock (the "Employer Stock Fund")."

         12. Section 10.2 is hereby amended to read as follows:

                  "10.2    Investment of Contributions; Investment Transfers.

                           (a)  Each   Participant   shall   elect  the
Investment Fund (or Investment Funds) in which (or among which) amounts contributed pursuant to any provision of this Plan and allocated to any of the Participant's Accounts shall be invested, provided that no more than twenty-five percent (25%) of such amounts being contributed at any time may be invested in the Employer Stock Fund.

                            (b)  Each  Participant  (and each Beneficiary of any
such Participant who is deceased and each Alternate Payee) shall also be permitted, from time to time, to elect to transfer all or a portion of the amounts held in his Accounts out of one or more Investment Funds and into one or more other Investment Funds, provided that after such transfer, no more than twenty-five percent (25%) of the amounts held in his Accounts may be
invested in the Employer Stock  Fund.  Unless  otherwise   determined  by  the
Committee, any fees and costs imposed as a result of any such election shall be charged to the Accounts of the Participant or other person making such election.

                            (c)   The   Committee   shall   select   the
particular Investment Fund or Funds in which Trust Fund assets shall be invested only with respect to that portion of the Trust Fund, if any, for which no election shall be in effect pursuant to this Section 10.2.

                            (d)  Any  election  pursuant to this  Section  10.2
shall  take   effect  as  soon  as   reasonably practical after the Participant
has complied with all requirements for such election provided that any transfer into or out of the Employer Stock Fund shall be made as of the first business day of the month after such election is completed (or the first business day of the next ensuing month if such election is completed after the 5th day of the month).

                            (e)  Following  the exchange of stock of Rohr, Inc.,
for stock of BF Goodrich, Inc., in connection with the acquisition of Rohr, Inc. by BF Goodrich, Inc., no previous or future election to cause new contributions or transfers to be made to the Employer Stock Fund, pursuant to subsections (a) of (b), respectively, shall be effective except for any such elections which shall be made after the Committee adopts a resolution authorizing resumption of such elections."

         13. Section 10.5 is hereby amended to replace the words "Rohr Common Stock" in the last sentence of such Section with the words " Employer Common Stock."
         14. Section 11.3, subsection (e), is hereby amended to replace the words "Rohr Fund" in the last sentence of such Section with the words "Employer Stock Fund."

  15. Section 11.6 is hereby amended to read as follows:

      "11.6  Valuation of the Employer Stock Fund.

            (a) The Employer Stock Fund shall be valued by the Trustee, using unit accounting or such other method (consistent with this Section) as may be determined by the Trustee, so that each Participant's interest in such fund shall take into account his proportionate interest in Employer Common Stock and other assets that may be held in such fund and in the earnings and losses attributable to all of such assets.

            (b) The value of Employer Common Stock held in the Employer Stock Fund, on any date as of which such value is to be determined, shall be determined by the Committee by any reasonable and consistent valuation method selected by the Committee which complies with the requirements of ERISA, the Code and the Regulations thereunder.

            (c) In the event and to the extent that the Trust Fund purchases or sells Employer Common Stock, the purchase or sale shall be on the open market and shall comply with the requirements of Section 408(e) of ERISA and the value of the shares of Employer Common Stock which are purchased or sold, on the date of such purchase or sale, shall be equal to the actual net purchase or sales price of such shares."

           16.      Section 12.6 is hereby amended to read as follows:

                   "12.6 Investment in Employer Common Stock. Pursuant to the provisions of this Plan, and in accordance with the purposes for which the Plan was established and is maintained, certain portions of the Trust Fund may be invested in Employer Common Stock thereby allowing Participants the opportunity to share in the potential growth of the Company. The Trust Agreements and other documents and instruments which shall be established from time to time to implement the Plan shall include such provisions as may be necessary or convenient to implement this purpose. Accordingly, any Investment Managers, the Trustee, the members of the Committee and the Board Committee, or other persons responsible for the management and control of the Trust Fund shall not have the responsibility or authority to dispose of such investment on the grounds of requirements for diversification or prudence of investment that apply to other investments of the Trust Fund except to the extent otherwise required pursuant to Sections 404(a)(1) and 404(a)(2) of ERISA."

           17. Section 12.7 is hereby amended to read as follows:

                    "12.7 Voting and Other Rights as to Employer Common Stock. Notwithstanding any other provisions of this Plan, the provisions of this
Section 12.7 shall govern the voting and tendering of Employer Common Stock. The Company, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Employer Common Stock.


           (a)   Voting.

                 (i)   When  the   issuer   of  the Employer  Common  Stock
prepares  for any annual or special  meeting,   the  Company  shall  notify  the
Trustee ten (10) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Employer Common Stock, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with
an  interest in  Employer  Common  Stock held in the Trust, together  with   the
foregoing   voting instruction  form to be  returned  to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Employer Common Stock credited to the Participant's Accounts held in the Employer Stock Fund. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

                (ii)   Each Participant with an interest in the Employer   Stock
Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Employer Common Stock reflecting such Participant's proportional interest in the Employer Stock Fund (both vested and unvested). Directions from a Participant
to the Trustee  concerning the voting of Employer   Common   Stock   shall   be
communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Employer Common
Stock  reflecting  the  Participant's   proportional interest in the  Employer
Stock Fund as directed by the Participant.  The Trustee shall not vote shares of Employer Common Stock reflecting a Participant's proportional interest in the Employer Stock Fund for which it has received no direction from the Participant.

                (iii) The Trustee shall vote that number of shares, if any, of Employer Common Stock not credited to Participants' Accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.

           (b)   Tender Offers.

                 (i) Upon commencement of a tender offer for any securities held in the Trust that are Employer Common Stock, the Company shall notify each Plan Participant with an interest in such Employer Common Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of Employer Common Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the Employer Common Stock reflecting such Participant's proportional interest in the Employer Stock Fund (both vested and unvested). The Company shall provide the Trustee with a copy of any material provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.


                   (ii) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Common Stock reflecting such Participant's proportional interest in the Employer Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Employer Common Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Company under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Employer Common Stock as directed by the Participant. The Trustee shall not tender shares of Employer Common Stock reflecting a Participant's proportional interest in the Employer Stock Fund for which it has received no direction from the Participant.

                    (iii) The Trustee shall tender that number of shares, if any, of Employer Common Stock not credited to Participants' Accounts in the same proportion as the total number of shares of Employer Common Stock credited to Participants' Accounts for which it has received instructions from Participants.

                    (iv) A Participant who has directed the Trustee to tender some or all of the shares of Employer Common Stock reflecting the Participant's proportional interest in the Employer Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Employer Common Stock not credited to Participants' Accounts have been tendered, the Trustee shall redetermine the number of shares of Employer Common Stock that would be tendered under subparagraph (iii) above if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Employer Common Stock not credited to Participants' Accounts necessary to reduce the amount of tendered Employer Common Stock not credited to Participants' Accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

                    (v)  A direction  by a  Participant to the Trustee to tender
shares of Employer  Common Stock  reflecting  the  Participant's   proportional
interest in the Employer Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Common Stock tendered from that interest. Such amount shall be invested pursuant to the Participant's election then in effect under Section 10.2.


                    (c) Shares Credited. For all purposes of this Section 12.7, the number of shares of Employer Common Stock deemed "credited" or
"reflected"   to  a   Participant's proportional  interest  shall be  determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.


                    (d) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Employer Common Stock credited to a Participant's proportional interest in the Employer Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from Participants. With respect to all rights other than the right to vote and the right to tender, in the case of Employer Common Stock not credited to Participants' Accounts, the Trustee shall follow the directions of the Committee.

                   (e) Conversion. All provisions in this Section 12.7 shall also apply to any securities received as a result of a conversion of Employer Common Stock."

           18. Section 18.3 is hereby amended to read as follows:

               "18.3 Withdrawals and Distributions from ESOP Accounts. Withdrawals and distributions may be made from ESOP Accounts as provided in
Article 8 and Article 9. Notwithstanding any other provision of the Plan, a Participant may elect, in such manner as shall be prescribed by the Committee, to receive his benefits attributable to his ESOP Account in the form of certificates for whole shares of Employer Common Stock (with cash in lieu of whole shares) regardless of the Investment Fund or Funds in which his ESOP Account is invested."

           19. The provisions of this Sixth Amendment shall be effective upon the closing of the acquisition of the majority of the stock of Rohr, Inc., directly or indirectly by BF Goodrich, Inc.

           20. Except as set forth in this Sixth Amendment, the provisions of the Plan, as previously in effect, shall continue in full force and effect.

           In Witness  Whereof,  Rohr,  Inc.,  has  caused  its duly  authorized
officers  to execute  this Fifth  Amendment  this       day of        , 1997.


                                              ROHR, INC.



                                              By:
                                                 -----------------------------
                                                 Richard W. Madsen
                                                 Vice President and
                                                 General Counsel